Filed Pursuant to Rule 424(b)(3)

Registration No. 333-207711

HARTMAN vREIT XXI, INC.

SUPPLEMENT NO. 2 DATED DECEMBER 20, 2016

TO THE PROSPECTUS DATED JUNE 24, 2016

This document supplements, and should be read in conjunction with, our prospectus dated June 24, 2016, as supplemented by Supplement No. 1, dated November 1, 2016, relating to our offering of up to $269,000,000 in shares of our common stock.  Terms used and not otherwise defined in this Supplement No. 2 have the same meanings as set forth in our prospectus.  The purpose of this Supplement No. 2 is to disclose:

•

the status of our public offering;

•

our joint venture investment in a retail property located in San Antonio, Texas;

•

our declaration of a cash and stock distribution to our stockholders;

•

the issuance of restricted stock to our independent directors;

•

our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission on November 14, 2016; and

•

an update to our subscription agreement.

Status of Our Public Offering

On June 24, 2016, we commenced our initial public offering of up to $269,000,000 in shares of our common stock. The terms of our public offering require us to deposit all subscription proceeds in escrow pursuant to the terms of our escrow agreement with UMB Bank, N.A., our escrow agent, until the earlier of the date that we receive subscriptions aggregating at least $1,000,000 (including shares purchased by our sponsor, its affiliates and our directors and officers) or June 24, 2017 (one year from the date of the commencement of our initial public offering).

On December 1, 2016, we received subscriptions aggregating $1,195,400, and the subscription proceeds held in escrow were released to us.  As of December 1, 2016, we had received and accepted investors’ subscriptions for and issued 128,279 shares of our common stock in our initial public offering, resulting in gross offering proceeds to us of $1,195,400.

Joint Venture Investment in Village Pointe Property

On November 14, 2016, Hartman Village Pointe, LLC, or Hartman Village Pointe, a joint venture between us and Hartman XX Limited Partnership, or Hartman XX LP, the operating partnership of our affiliate, Hartman Short Term Income Properties XX, Inc., acquired a fee simple interest in a retail shopping center located in San Antonio, Texas commonly known as Village Pointe, or the Village Pointe Property.

Joint Venture Investment

On November 14, 2016, we contributed $100,000 to Hartman Village Pointe in exchange for our initial 2.65% membership interest in Hartman Village Pointe, and Hartman XX LP contributed $3,675,000 to Hartman Village Pointe in exchange for its initial 97.35% membership interest in Hartman Village Pointe.

Pursuant to the terms of a membership purchase agreement between us and Hartman XX LP, we may acquire up to all of the membership interest of Hartman XX LP in Hartman Village Pointe at a price equal to Hartman XX LP’s investment cost, and vice versa.

On December 1, 2016, pursuant to the membership purchase agreement, we acquired an additional 33.11% membership interest in Hartman Village Pointe from Hartman XX LP in exchange for $1,250,000 in cash. We funded the cash purchase price for the additional membership interest in Hartman Village Pointe with net proceeds from our initial public offering.

After giving effect to the additional membership interest in Hartman Village Pointe acquired by us on December 1, 2016, our total current equity investment in Hartman Village Pointe is $1,350,000, representing an approximately 35.76% membership interest in Hartman Village Pointe.

Village Pointe Property Acquisition

On November 14, 2016, Hartman XX LP assigned its interest in the purchase agreement, dated October 14, 2016, for the acquisition of the Village Pointe Property to Hartman Village Pointe.

Pursuant to the purchase agreement, on November 14, 2016, Hartman Village Pointe acquired a fee simple interest in the Village Pointe Property from an unrelated third party seller, for a purchase price, as amended, of $7,050,000, exclusive of closing costs. Hartman Village Pointe financed the payment of the purchase price for the Village Pointe Property with Hartman XX LP’s and our respective initial capital contributions to Hartman Village Pointe and the proceeds of a mortgage loan to Hartman Village Pointe from Hartman XX LP. The mortgage loan is discussed below under “Village Pointe Property Financing”).

An acquisition fee of $176,250 was earned by Hartman Advisors LLC, our affiliated external advisor, in connection with the purchase of the Village Pointe Property.

Village Pointe Property Financing

In connection with the acquisition of the Village Pointe Property, Hartman XX LP loaned $3,525,000 to Hartman Village Pointe, which we refer to as the Village Pointe Loan. The Village Pointe Loan is evidenced by a promissory note and secured by a deed of trust dated November 14, 2016.

2

The Village Pointe Loan accrues interest at the rate of 10% per annum. Payments of interest only on the Village Pointe Loan are due monthly beginning on December 1, 2016. The entire outstanding balance of the Village Pointe Loan, plus all accrued interest thereon, is due and payable on demand upon 10 days’ written notice to Hartman Village Pointe.

The promissory note evidencing the Village Pointe Loan provided for a loan origination fee of 2% of the loan amount, or $70,500, payable to Hartman XX LP.

On December 14, 2016, Hartman Village Pointe refinanced the Village Pointe Loan with a $3,525,000 mortgage loan provided by a bank.  The mortgage loan bears interest at the rate of 30-day LIBOR plus a LIBOR rate margin of 2.75%.  The interest rate as of the date of this prospectus supplement is 3.45%.  Monthly payments of interest only are payable during the initial loan term.  The initial maturity date of the mortgage loan is December 14, 2019.  The mortgage loan provides for first and second extended maturity dates of December 14, 2020 and 2021, respectively, subject to the applicable extended maturity provisions of the mortgage loan agreement.

The Village Pointe Loan provided by Hartman XX LP was repaid in full on December 14, 2016.

Management of the Village Pointe Property

On November 14, 2016, Hartman Village Pointe and Hartman Income REIT Management, Inc., our affiliated property manager, or the property manager, entered into a Real Property Management Agreement, or the management agreement, pursuant to which the property manager will manage and be the exclusive leasing agent for the Village Pointe Property. Pursuant to the terms of the management agreement, Hartman Village Pointe will pay the property manager a monthly management fee of 5% of the Village Pointe Property’s effective gross revenues (as defined in the management agreement). Hartman Village Pointe will also pay the property manager a leasing fee (as defined in the management agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the Village Pointe Property for new leases and for the renewal of existing leases. The management agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the management agreement. Hartman Village Pointe or the property manager may terminate the management agreement in the event of default by the other party if such default is not cured within ten days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten-day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so. Hartman Village Pointe may terminate the management agreement at any time upon written notice in the event of the property manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

Description of the Village Pointe Property

The Village Pointe Property is a retail shopping center located in San Antonio, Texas. The Village Pointe Property was built in 1982 and renovated in 2015 and contains approximately 54,246 square feet of gross leasable area. As of November 15, 2016, the Village Pointe Property was approximately 92% occupied by 11 tenants.

SA Bike World, a cycling sales and service retailer, is the largest tenant at the Village Pointe Property, occupying approximately 8,912 square feet, or approximately 16.4% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in December 2026.  Other significant tenants at the Village Pointe Property include Mattress Firm, a national mattress retailer, which occupies approximately 8,270 square feet, or approximately 15.2% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in September 2018, Top Brass, Inc., a retailer of tactical apparel and accessories, which occupies 6,669 square feet, or approximately 12.3% at the Village Pointe Property and ABDEP, LP, an optical retailer which occupies approximately 5,791 square feet, or approximately 10.7% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in December 2020.  All of the tenant leases for the Village Pointe Property are triple-net leases.

The following table reflects lease expirations at the Village Pointe Property over the next ten years:

		Gross Leasable Area		Annualized Base Rent as December 1, 2016
Year	No. of Leases Expiring	Approximate Square Feet	Percent of Total Occupied	Amount	Percent of Total
2017	1	3,388	6.2%	36,106	5.4%
2018	1	8,270	15.2%	119,915	17.9%
2019	1	1,467	2.7%	22,005	3.3%
2020	3	11,417	21.1%	154,912	23.1%
2021	4	16,450	30.4%	227,225	33.9%
2022	-	-	-	-	-
2023	-	-	-	-	-
2024	-	-	-	-	-
2025	-	-	-	-	-
2026	1	8,912	16.4%	109,911	16.4%
Total	11	49,904	92.0%	$ 670,074	100.0%

The Village Pointe Property faces competition from similar multitenant retail properties located in and around the San Antonio, Texas area.

Management currently has no material plans for capital improvements or renovations at the Village Pointe Property and believes that the Village Pointe Property is suitable for its intended purpose and adequately covered by insurance. For the fiscal year ended December 31, 2015, the Village Pointe Property paid real estate taxes of $106,590.

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Information regarding average occupancy rate and the average effective annual rental rate per square foot for the Village Pointe Property for each of the prior five years is not currently available to us at this time.

Declaration of Cash and Stock Distribution

On December 1, 2016, the Company’s board of directors authorized and declared the payment of cash and stock distributions to the Company’s stockholders (collectively, the “Distribution”). The Distribution will (i) accrue daily to the Company’s stockholders of record as of the close of business on each day commencing on December 1, 2016, (ii) be payable in cumulative amounts on or before the 20th day of each calendar month with respect to the prior month, (iii) with respect to the cash distribution, be calculated at a rate of $0.0015068 per share of the Company’s common stock per day, a rate which, if paid each day over a 365-day period, is equivalent to a 5.5% annualized cash distribution rate based on a purchase price of $10.00 per share of the Company’s common stock, and (iv) with respect to the stock distribution, be calculated at a rate of 0.000547945 common shares of the Company’s common stock per day, a rate which, if paid each day over a 365-day period, is equivalent to a 2.0% annualized stock distribution rate based on a purchase price of $10.00 per share of the Company’s common stock.

Issuance of Restricted Stock to Our Independent Directors

Pursuant to our independent directors’ compensation plan, upon raising $1,000,000 in gross offering proceeds in our initial public offering, each of our two independent directors, John Ostroot and Jack Cardwell, received an initial grant of 3,000 shares of our restricted common stock. The shares of restricted common stock vest in four equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2016

On November 14, 2016, we filed with the SEC our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, a copy of which is attached to this Supplement as Exhibit A (without exhibits).

Update to Subscription Agreement

In connection with raising the $1,000,000 minimum offering amount in our initial public offering, we have made certain updates to our subscription agreement. A copy of our updated form subscription agreement, which supersedes and replaces the form of subscription agreement filed as Appendix B to our prospectus, is attached to this supplement as Exhibit B.

EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 10-Q

____________

xQuarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2016

 ¨ Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 333-207711

__________

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	38-3978914
(State of Organization)	(I.R.S. Employer Identification Number)
2909 Hillcroft, Suite 420 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

______________

(713) 467-2222
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐   No ☒

As of November 10, 2016 there were 22,100 shares of the Registrant’s common stock issued and outstanding, 22,100 of which were held by an affiliate of the Registrant.

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Hartman vREIT XXI, Inc.

Table of Contents

PART I

FINANCIAL INFORMATION

Item 1. Financial Statements

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Cash and cash equivalents	$ 201,005	$ 201,005
Escrowed investor proceeds	11,000	-
Total assets	$ 212,005	$ 201,005

LIABILITIES AND EQUITY

Subscriptions for common stock	11,000	-
Total liabilities	$ 11,000	$ -

Commitments and contingencies

Special Limited Partnership Interests	1,000	1,000

Stockholder’s equity:
Common stock, $0.01 par value per share; 800,000,000 shares authorized; 22,100 shares issued and outstanding at September 30, 2016 and December 31, 2015	221	221
Class A common stock, $0.01 par value per share; 50,000,000 shares authorized and designated; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Class T common stock, $0.01 par value per share; 50,000,000 shares authorized and designated; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Additional paid-in-capital	199,784	199,784
Total stockholder’s equity	200,005	200,005
Total liabilities and equity	$ 212,005	$ 201,005

The accompanying notes are an integral part of these consolidated financial statements.

HARTMAN vREIT XXI, INC. AND SUBISIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
		Nine Months Ended September 30, 2016		For the Period from September 3, 2015 (date of inception) through September 30, 2015
Cash flows from financing activities:	$		$
Issuance of common stock		-		200,005
Issuance of special limited partnership interests		-		1,000
Escrowed investor proceeds		(11,000)		-
Change in subscriptions for common stock		11,000		-
Cash provided by financing activities		-		201,005

Net change in cash and cash equivalents		-		201,005
Cash and cash equivalents at beginning of period		201,005		-
Cash and cash equivalents at end of period		$201,005		$201,005

The accompanying notes are an integral part of these consolidated financial statements.

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Organization

Hartman vREIT XXI, Inc. (the “Company”) was formed on September 3, 2015 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company expects to use the proceeds from its initial public offering to invest in a portfolio of commercial real estate properties that offer a blend of current and potential income based on in place occupancy plus relatively significant potential for growth in income and value from re-tenanting, repositioning or redevelopment.  As discussed in Note 3, the Company was initially capitalized by the sale of 22,100 shares of common stock, at an issue price of $9.05 per share, to Hartman Advisors, LLC, an affiliate of the Company’s Sponsor (as defined below) on September 30, 2015.  The Company’s fiscal year end is December 31.  The Company has not yet begun operations and therefore has not presented a consolidated statement of operations.

Effective June 24, 2016, the Company commenced its initial public offering (the “Offering”) of up to a maximum of $250,000,000 in shares of its common stock to the public in its primary offering at $10.00 per share, with discounts available to certain purchasers, and up to $19,000,000 in shares of its common stock to its stockholders pursuant to its distribution reinvestment plan (the “DRP”) at $9.50 per share.  The Company may reallocate the shares between the primary offering and the DRP at its discretion.  In addition, the Company’s board of directors may, from time to time, in its sole discretion, change the price at which the Company offers shares to the public or to its stockholders pursuant to the DRP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

Pursuant to the terms of the Offering, subscription proceeds are held in an escrow account until the Company raises the minimum offering amount of $1,000,000. As of September 30, 2016, the Company had not raised the minimum offering amount and the subscription proceeds held in escrow had not been released to the Company.

The Company’s advisor is Hartman XXI Advisors, LLC (the “Advisor”), a Texas limited liability company and wholly owned subsidiary of Hartman Advisors, LLC.  Hartman Income REIT Management, Inc., an affiliate of the Advisor, is the Company’s sponsor (“Sponsor”).  Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Substantially all of the Company’s business will be conducted through Hartman vREIT XXI Operating Partnership, L.P., a Texas limited partnership (the “OP”).  The Company is the sole general partner of the OP. The initial limited partners of the OP are Hartman vREIT XXI Holdings LLC, a wholly owned subsidiary of the Company (“XXI Holdings”), and Hartman vREIT XXI SLP LLC (“SLP LLC”), a wholly owned subsidiary of Hartman Advisors, LLC SLP LLC has invested $1,000 in the OP in exchange for a separate class of limited partnership interests (the “Special Limited Partnership Interests”).  As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the Offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the OP being taxed as a corporation, rather than as a partnership.  In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses and such expenses will be treated as expenses of the OP.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements included in this report are unaudited; however, amounts presented in the consolidated balance sheet as of December 31, 2015 are derived from the Company’s audited

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

consolidated balance sheet as of that date. The unaudited consolidated financial statements as of September 30, 2016 have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-Q and Regulation S-X, on a consistent basis. The consolidated financial statements presented herein reflect all adjustments (consisting of normal recurring accruals and adjustments), which are in the opinion of management, necessary to fairly present the financial position of the Company as of September 30, 2016 and the consolidated statements of cash flows for the nine months ended September 30, 2016 and for the period from inception, September 3, 2015 to September 30, 2015.

The Company’s consolidated financial statements include the Company’s accounts and the accounts of OP and XXI Holdings, the subsidiaries over which the Company has control.  All intercompany balances and transactions are eliminated in consolidation.

Organization and Offering Costs

Organization and offering costs of the Company are incurred by Advisor on behalf of the Company and, accordingly, are not a direct liability of the Company as of September 30, 2016 and December 31, 2015, respectively, and are not recorded in the accompanying consolidated balance sheets. Such costs will include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates and others. Under the terms of the advisory agreement between the Company and the Advisor, upon the satisfaction of the minimum offering amount and the release to the Company of all subscription proceeds held in escrow, the Company will be obligated to reimburse the Advisor for organization and offering costs incurred by Advisor in connection with the Offering.  In the event that the minimum offering amount is not achieved within one year of the date of the commencement of the Offering, the Offering will terminate and the Company will have no obligation to reimburse Advisor for organization and offering costs incurred by the Advisor on behalf of the Company. The Advisor has incurred organization and offering costs of $460,312 and $222,685 as of September 30, 2016 and December 31, 2015, respectively. The Advisor will not be reimbursed for organization and offering costs to the extent that such reimbursement would cause the total organizational and offering costs incurred by the Company (including selling commissions, dealer manager fees and all other underwriting compensation) to exceed 15% of the aggregate gross proceeds from the sale of the shares of common stock sold in the Offering. Any such reimbursement will not exceed the actual costs and expenses incurred by Advisor.  When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions, dealer manager fees and all other underwriting compensation, will be deferred and charged to stockholder’s equity as such amounts are reimbursed or paid to the Advisor, the dealer manager or their affiliates from the gross proceeds of the Offering.

Financial Instruments

The accompanying consolidated balance sheets include the following financial instrument: cash and cash equivalents.  The Company considers the carrying value to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing in the taxable year in which the Company raises the minimum offering amount in the Offering.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP.  REITs are subject to a number of other organizational and operational requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  Cash and cash equivalents as of September 30, 2016 and December 31, 2015 consist of demand deposits at a commercial bank.

Note 3 — Capitalization

Under the Company’s Articles of Amendment and Restatement (as amended and restated, the “Charter”), the Company has the authority to issue 900,000,000 shares of common stock, $0.01 per share par value, classified and designated as 800,000,000 shares of common stock, 50,000,000 shares of Class A common stock, 50,000,000 shares of Class T common stock, and 50,000,000 shares of preferred stock with a par value of $0.01 per share.  On September 30, 2015, the Company sold 22,100 shares of common stock to Hartman Advisors, LLC at a purchase price of $9.05 per share for an aggregate purchase price of $200,005, which was paid in cash.  The Company’s board of directors is authorized to amend the Charter, without the approval of the Company’s stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Note 4 — Related Party Arrangements

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the Company’s real estate investments.  In addition, in exchange for $1,000, the OP has issued the Advisor a separate, special limited partnership interest, in the form of Special Limited Partnership Interests.  See Note 6 (“Special Limited Partnership Interest”) below.

The Advisor will receive reimbursement for organizational and offering expenses incurred on the Company’s behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the Advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds from the sale of shares in the Offering.

The Advisor, or its affiliates, will receive an acquisition fee equal to 2.5% of the cost of each investment the Company acquires, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.

The Advisor, or its affiliates, will receive a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to the Advisor.

The Company will pay Hartman Income REIT Management, Inc. (“HIRM”), an affiliate of the Advisor, property management fees equal to (i) 5% of the effective gross revenues of the managed properties for the management of retail centers, warehouse, industrial and flex properties and (ii) 3% or 4% of the effective gross revenues for office buildings, as applicable based upon the square footage and gross property revenues of the office buildings.  The Company also expects to pay HIRM leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property, provided that such fees will only be paid if a majority of the Company’s board of directors, including a majority of its independent directors, determines that such fees are fair and reasonable in relation to the services being performed.  HIRM may subcontract the performance of its property management and leasing duties to third parties and HIRM will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.  The Company will reimburse the costs and expenses incurred by HIRM on the Company’s behalf, including the wages and salaries and other employee-related expenses of all employees of HIRM or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

properties.  Other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in the Charter.

If HIRM provides construction management services related to the improvement or finishing of tenant space in the Company’s real estate properties, the Company will pay HIRM a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that the Company will only pay a construction management fee if a majority of the Company’s board of directors, including a majority of its independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

The Company will pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of all real estate investments the Company acquires.

If Advisor or affiliate provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets, the Company will pay the Advisor a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that, commencing four fiscal quarters after the Company’s acquisition of its first asset, the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (1) 2% of the Company’s average invested assets (as defined in the Charter), or (2) 25% of the Company’s net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.  Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Note 5 — Incentive Plans

The Company has adopted a long-term incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of the Company and the Company’s affiliates’ selected by the board of directors for participation in the Incentive Award Plan. Stock options and shares of restricted common stock granted under the Incentive Award Plan will not, in the aggregate, exceed an amount equal to 5.0% of the outstanding shares of the Company’s common stock on the date of grant or award of any such stock options or shares of restricted stock. Stock options may not have an exercise price that is less than the fair market value of a share of the Company’s common stock on the date of grant.  Shares of common stock will be authorized and reserved for issuance under the Incentive Award Plan. The Company has adopted an independent directors’ compensation plan (the “Independent Directors Compensation Plan”) pursuant to which each of the Company’s independent directors will be entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 3,000 shares of restricted stock when the Company raises the minimum offering amount of $1,000,000 in the Offering.  Each new independent director that subsequently joins the Company’s board of directors will receive a grant of 3,000 shares of restricted stock upon his or her election to the Company’s board of directors. The shares of restricted common stock granted to independent directors fully vest upon the completion of the annual term for which the director was elected.  Subject to certain conditions, the non-vested shares of restricted stock granted pursuant to the Independent Directors Compensation Plan will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.  No awards have been granted under either the Incentive Award Plan or the Independent Directors Compensation Plan as of September 30, 2016.

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 6 — Special Limited Partnership Interest

Pursuant to the limited partnership agreement for the OP, SLP LLC, the holder of the Special Limited Partnership Interest, will be entitled to receive distributions equal to 15.0% of the OP’s net sales proceeds from the disposition of assets, but only after the Company’s stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the holder or the Special Limited Partnership Interest is entitled to receive a payment upon the redemption of the Special Limited Partnership Interests. Pursuant to the limited partnership agreement for the OP, the Special Limited Partnership Interests will be redeemed upon: (1) the listing of the Company’s common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of the Company’s advisory agreement with the Advisor (“Advisory Agreement”) other than by the Company for “cause” (as defined in the Advisory Agreement); or (3) the termination of the Advisory Agreement by the Company for cause. In the event of the listing of the Company’s shares of common stock or a termination of the Advisory Agreement other than by the Company for cause, the Special Limited Partnership Interests will be redeemed for an aggregate amount equal to the amount that the holder of the Special Limited Partnership Interests would have been entitled to receive, as described above, if the OP had disposed of all of its assets at their fair market value and all liabilities of the OP had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment of the redemption price to the holder of the Special Limited Partnership Interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in the OP, (ii) shares of the Company’s common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of the Company’s shares on a national securities exchange only, the fair market value of the assets of the OP will be calculated taking into account the average share price of the Company’s shares for a specified period. If the event triggering the redemption is an underwritten public offering of the Company’s shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event of the redemption is the termination or non-renewal of the Advisory Agreement other than by the Company for cause for any other reason, the fair market value of the assets of the OP will be calculated based on an appraisal or valuation of the Company’s assets. In the event of the termination or non-renewal of the Advisory Agreement by the Company for cause, all of the Special Limited Partnership Interests will be redeemed by the OP for the aggregate price of $1.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

       The following discussion and analysis should be read in conjunction with the accompanying financial statements of Hartman vREIT XXI, Inc. and the notes thereto. Unless the context otherwise requires, all references in this report to “we,” “us” or “our” are to Hartman vREIT XXI, Inc.

Forward-Looking Statements

         This Quarterly Report on Form 10-Q contains forward-looking statements, including discussion and analysis of our financial condition and other matters, which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

          Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Quarterly Report on Form 10-Q. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this Quarterly Report on Form 10-Q include:

•

our ability to raise capital in our ongoing public offering;

•

our ability to effectively deploy the proceeds raised in our public offering;

•

our ability to identify and acquire real estate and real estate-related assets on terms that are favorable to us;

•

the imposition of federal taxes if we fail to qualify as a REIT in any taxable year or forego an opportunity to ensure REIT status;

•

uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•

legislative or regulatory changes, including changes to laws governing REITs;

•

construction costs that may exceed estimates or construction delays;

•

increases in interest rates;

•

availability of credit or significant disruption in the credit markets;

•

litigation risks;

•

risks inherent to the real estate business, including tenant defaults, potential liability related to environmental matters and the lack of liquidity of real estate investments;

•

inability to obtain new tenants upon the expiration of existing leases at our properties;

•

inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws;

•

the potential need to fund tenant improvements or other capital expenditures out of operating cash flow;

•

the fact that we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•

our ability to generate sufficient cash flows to pay distributions to our stockholders;

•

our ability to retain our executive officers and other key personnel of our advisor and other affiliates of our advisor; and

•

changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Quarterly Report on Form 10-Q. All forward-looking statements are made as of the date of this Quarterly Report on Form 10-Q and the risk that actual results will differ materially from this Quarterly Report on Form 10-Q expressed in this Quarterly Report on Form 10-Q will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Quarterly Report on Form 10-Q, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Quarterly Report on Form 10-Q, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Quarterly Report on Form 10-Q will be achieved.

Overview

We are a recently formed Maryland corporation that intends to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties, located primarily in Texas. We intend to acquire properties in which there is a significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We believe that real estate, and in particular commercial real estate, provides an excellent investment for those investors looking for diversification, income and wealth preservation and growth in their portfolio. We believe that we have significant experience in acquiring and managing these types of properties, largely through our relationships with our sponsor and other affiliates.

On June 24, 2016, our registration statement on Form S-11, registering our initial public offering of up to $269,000,000 in shares of our common stock, was declared effective by the SEC. In our initial public offering we are offering up to $250,000,000 in shares of our common stock to the public at an initial price of $10.00 per share and up to $19,000,000 in shares of common stock to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we revise the price at which we offer our shares of common stock based upon changes in our estimated value per share, we do not anticipate that we will do so more frequently than quarterly. Our estimated value per share will be approved by our board of directors and calculated by our advisor based upon current available information which may include valuations of our assets obtained by independent third party appraisers or qualified independent valuation experts.

Pursuant to the terms of our initial public offering, all subscription proceeds we receive will be held in an escrow account, and we will not sell any shares of our common stock in our initial public offering, until we raise the minimum offering amount of $1,000,000 (including shares purchased by our affiliates). As of September 30, 2016, we had not raised the minimum offering amount and therefore had not yet sold any shares of our common stock or commenced operations. If we do not raise the minimum offering amount by June 24, 2017, we will terminate our initial public offering and promptly return all funds in the escrow account. We intend to offer shares of our common stock on a continuous basis until June 24, 2018, unless extended. However, in certain states the offering may continue for only one year unless we renew the offering period for an additional year. We reserve the right to terminate our initial public offering at any time.

Hartman XXI Advisors, LLC, an affiliate of our sponsor, is our advisor. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business will be conducted through Hartman vREIT XXI Operating Partnership, L.P., a Texas limited partnership, which we refer to as our operating partnership. We are the sole general partner of our operating partnership and Hartman vREIT XXI Holdings LLC, and Hartman vREIT XXI SLP, LLC, affiliates of our advisor, are the initial limited partners of our operating partnership. As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended, which classification could result in our operating partnership being taxed as a corporation rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

We do not anticipate establishing a general working capital reserve out of the proceeds of our initial public offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders or as determined by our advisor. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

To the extent that any working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations set forth in our charter and described in the prospectus relating to our initial public offering, we may incur indebtedness in connection with the acquisition of any investment property, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Factors Which May Influence Results of Operations

Economic Conditions Affecting Our Targeted Portfolio

Adverse economic conditions affecting the geographic regions in which we plan to invest or real estate generally may have a material impact on our capital resources and the revenue or income to be derived from the operation of our commercial property investments.

Offering Proceeds

Our ability to make investments will depend upon the net proceeds raised in our initial public offering and our ability to finance the acquisition of such assets. If we raise substantially less than the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, which could affect our net income and results of operations.

As of September 30, 2016 we have received one common stock subscription representing escrowed proceeds of $11,000.  No shares of our common stock will be sold in our initial public offering until such time as we have received qualified subscriptions and subscription proceeds totaling at least $1,000,000.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to pay distributions to our stockholders.

In addition, these laws, rules and regulations create new legal grounds and theories for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Critical Accounting Policies

General

Below is a discussion of the accounting policies that we believe will be critical to us once we commence operations. We consider these policies critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. See also Note 2 to our consolidated financial statements in this Quarterly report on Form 10-Q for a discussion of our significant accounting policies.

Allocation of Purchase Price of Acquired Assets

       Upon the acquisition of real properties, it will be our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and buildings, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and leasehold improvements and value of tenant relationships, based in each case on their fair values. We will utilize internal valuation methods to determine the fair values of the tangible assets of an acquired property (which includes land and buildings).

The fair values of above-market and below-market in-place lease values, including below-market renewal options for which renewal has been determined to be reasonably assured, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases and below-market renewal options, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease and renewal option values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining expected terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in real estate assets in the consolidated balance sheets and are being amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of our reported net loss.

Depreciation and amortization

Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for buildings and improvements.  Tenant improvements are depreciated using the straight-line method over the lesser of the life of the improvement or the remaining term of the lease.  In-place leases are amortized using the straight-line method over the weighted average years calculated on terms of all of the leases in-place when acquired.

 Impairment

       We will review our real estate assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations.  We will determine whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property.  If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value.

Projections of expected future cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to release the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Results of Operations

During the period from our inception (September 3, 2015) to September 30, 2016, we have not yet satisfied the minimum offering amount of $1,000,000 in our initial public offering and commenced our initial public offering, and therefore had not yet commenced real estate operations. As a result, we have had no results of operations for the period from our inception to September 30, 2016 or for the three and nine-month periods ended September 30, 2016. Given our inception date, there was no comparable period for us during 2015.

Pursuant to our advisory agreement with our advisor and the dealer manager agreement with our dealer manager, we are obligated to reimburse our advisor, our dealer manager or their affiliates, as applicable, for organization and offering costs associated with our initial public offering, provided that our advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of our gross offering proceeds. In the event we do not raise the minimum offering amount of $1,000,000 by June 24, 2017, we will terminate our initial public offering and will have no obligation to reimburse our advisor, our dealer manager or their affiliates for any organization and offering costs. As of and for the period from inception to September 30, 2016, our advisor and its affiliates have incurred organization and offering costs of $460,312 on our behalf. These costs are not recorded in our consolidated financial statements because such costs are not a liability to us until we raise the minimum offering amount in our initial public offering and commence our initial public offering, and such costs will only become a liability to us to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of our initial public offering.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•

current cash balances;

•

public offerings of our securities;

•

various forms of secured financing;

•

equity capital from joint venture partners;

•

proceeds from our distribution reinvestment plan; and

•

cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured financing, will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may also utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

If we raise substantially less funds in our initial public offering than the maximum offering amount, we will make fewer investments resulting in less diversification and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of whether we are able to raise substantial funds in our initial public offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and its affiliates and our dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for sales commissions and the dealer manager fee and payments to our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our operating stage, we expect to make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us.

Off-Balance Sheet Arrangements

     As of September 30, 2016, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

REIT Compliance

To qualify as a REIT for federal income tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which our REIT qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our financial condition and results of operations and our ability to make distribution to our stockholders.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. During the early stages of our operations, we may declare distributions in excess of funds from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. As of and for the period from inception to September 30, 2016, we have not paid any distributions.

Related-Party Transactions and Agreements

We have entered into agreements with our advisor and its affiliates whereby we will pay, certain fees to, or reimburse certain expenses of, our advisor and its affiliates. See Note 4 (Related Party Arrangements) to the consolidated financial statements included in this Report for a discussion of the various related-party transactions, agreements and fees.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of our real estate assets in the future. Our interest rate risk management objectives will be to seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets. We will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established formal policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

In connection with the preparation of this Quarterly Report on Form 10-Q, as of September 30, 2016, an evaluation was performed under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2016, these disclosure controls and procedures were effective and designed to ensure that the information required to be disclosed in our reports filed with the SEC under the Exchange Act is recorded, processed, summarized and reported as and when required.

Changes in Internal Control over Financial Reporting

There have been no changes during the quarter ended September 30, 2016 in our internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financing reporting.

PART II

OTHER INFORMATION

Item 1.

Legal Proceedings

None.

Item 1A.

Risk Factors

Not applicable.

Item 2.

Unregistered Sales of Equity Securities and Use of Proceeds

On June 24, 2016, our Registration Statement on Form S-11 (File No. 333-207711), registering our initial public offering of up to $269,000,000 in shares of our common stock, was declared effective by the SEC  under the Securities Act of 1933, as amended, or the Securities Act, and we commenced our initial public offering. We are offering up to $250,000,000 in shares of our common stock to the public in our primary offering at $10.00 per share and up to $19,000,000 of shares of our common stock pursuant to our dividend reinvestment plan at $9.50 per share.

We may not sell any shares in our initial public offering until we have received gross subscription proceeds of $1,000,000. Pending satisfaction of this condition, all subscription payments will be placed in an account held by our escrow agent.  If we do not raise $1,000,000 in our public offering by June 24, 2017, we will promptly return all funds in the escrow account (including interest) to subscribers and we will stop selling our shares. Our public offering will terminate no later than June 24, 2018, unless extended.

During the three months ended September 30, 2016, we did not sell any equity securities that were not registered under the Securities Act and we did not repurchase any of our securities.

Item 3.

Defaults Upon Senior Securities

None.

Item 4.

Mine Safety Disclosures

Not applicable.

Item 5.

Other Information

None.

Item 6.

Exhibits

Exhibit	Description
3.1	Second Articles of Amendment and Restatement *
3.2	Bylaws (filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-207711) and incorporated herein by reference)
4.1	Form of Subscription Agreement (included as Appendix B to the Company’s prospectus dated June 24, 2016)
4.2	Distribution Reinvestment Plan (included as Appendix C to the Company’s prospectus dated June 24, 2016)
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 *
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARTMAN vREIT XXI, INC.

Date: December 20, 2016

By: /s/ Allen R. Hartman

Allen R. Hartman,

Chairman of the Board and Chief Executive Officer

(Principal Executive Officer)

Date: December 20, 2016

By: /s/ Louis T. Fox, III

Louis T. Fox, III,

Chief Financial Officer,

(Principal Financial and Principal Accounting Officer)

EXHIBIT B

FORM OF SUBSCRIPTION AGREEMENT

Hartman vREIT XXI, Inc.

If you need further assistance in completing this Subscription Agreement, please call us at: 1-800-880-2212

a.

INVESTMENT INFORMATION

Amount of Subscription: $______________________

Investment Type:

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Common Shares

☐   Initial Investment (Minimum Subscription: $10,000) (IRA or other qualified plan $5,000)

☐   Additional Investment (Minimum Subscription: $500. Please complete the information below regarding the previous investment)

State of Sale: _______

Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with Subscription Documents, completed and signed, to:

Great Lakes Fund Solutions, Inc.

500 Park Ave. Suite 114

Lake Villa, IL 60046.

Attn: Compliance

All personal checks are subject to a three (3) day holding period.

2.

TYPE OF OWNERSHIP

Non-Qualified Investment Type:

☐   Tenants-in-Common (1)

☐   Joint Tenants with Right of Survivorship (1)

☐ Individual

☐   Trust (2)

☐ Partnership (2)

☐   Uniform Gift to Minors Act: State of

☐   Uniform Transfer to Minors Act: State of

☐ C Corporation (2)

☐ S Corporation (2)

☐ Community Property (1)

☐ Limited Liability Company (2)

☐ Other:

Qualified Investment Type:

☐ Traditional (Individual) IRA

☐ Simple IRA

☐ SEP IRA

☐ ROTH IRA

☐ Beneficial as Beneficiary for:

      _______________________

☐ Pension or Profit Sharing Plan(2)

☐ KEOGH Plan (2)

☐ Other:

(1)	All parties must sign.

(2)

Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

Custodian Information:

(To be completed by Custodian)

Name of Custodian:   ______________________________________________________________

Address:                     ______________________________________________________________

City, State, ZIP:         ______________________________________________________________

Phone:                        ______________________________________________________________

Custodian Tax ID #:  ______________________________________________________________

Custodian Account #:  _____________________________________________________________

By executing this Subscription Agreement, Custodian certifies to Hartman vREIT XXI, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

3.

INVESTOR INFORMATION

Investor Name:

_____________________                         _____________                                 ____________

Investor Name/Trust/Entity                                             SSN/ Tax ID                                                          Date of Birth

_____________________________________________             _____________________________________________

Street Address                                                                                City                                   State            Zip

_____________________________________________              _____________________________________________

Mailing Address (if different from above)                                     City                                   State           Zip

_________________________________                                      __________________________________

Phone (day)                                                                                     Phone (evening)

________________________________________________________________________

Email Address

☐  US Citizen      ☐   US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

Secondary Investor Name:

_____________________________                  ________________                             ____________

Investor Name/Trustee/Authorized Trader/ Entity                   SSN/ Tax ID                                                         Date of Birth

_____________________________________________             _____________________________________________

Street Address                                                                                City                                   State            Zip

_____________________________________________              _____________________________________________

Mailing Address (if different from above)                                     City                                   State           Zip

_________________________________                                      __________________________________

Phone (day)                                                                                     Phone (evening)

________________________________________________________________________

Email Address

☐  US Citizen      ☐  US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

4.

DISTRIBUTION INFORMATION

Choose one of the following options:

Indicate your selection by initialing next to the options provided below.

  ______ I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.

  _______ Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2)

  _______ Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).

Name:

Address:

City:                                                                        State:                                       ZIP Code:

Account No.:

_______ Direct Deposit (Attach Voided Check) By initialing here, I authorize the Company or its agent (collectively, “Hartman”) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Hartman in writing to cancel it. In the event that Hartman deposits funds erroneously into my account, Hartman vREIT XXI, Inc.is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name on Account: _______________________________________

Financial Institution Name: _______________________________________     Checking  _____   Savings _____

                ABA/Routing Number: ________________________________________________________________

Account Number:   ____________________________________________________________________

Signature of Account Owner:  ___________________________________________________________

If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

_______ Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must initial here and you must complete and return the TOD form requested from us.

5.

INVESTOR SIGNATURES

Please carefully read and separately initial each of the representations below for items 1-5. Only sign items 6-16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

To be initialed by all investors

Owner      Co-owner

1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.

2.

I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

4.	I am purchasing the shares for my own account.

5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.
6.	Alabama—If I am an Alabama investor, I must have a liquid net worth of at least 10 times my investment in this program and its affiliates.
7.

Idaho—If I am an Idaho investor, I must have either (a) $85,000 in annual income and a net worth of $85,000, or (b) a liquid net worth of $300,000. In addition, my total investment in the Company must not exceed 10% of my liquid net worth. Liquid net worth is defined as the portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities.

8.

Iowa— If I am an Iowa investor, (i) I must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) I must limit my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of my net worth. (Net worth in each case should be determined exclusive of home, auto and home furnishings.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

9.

Kansas—If I am a Kansas investor, I understand that it is recommended by the Kansas Securities Commissioner that Kansas investors limit aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10% of the investor’s liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

10.

Kentucky—If I am a Kentucky investor, I may not invest more than 10% of my liquid net worth (defined as cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

11.

Massachusetts—Massachusetts investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other illiquid direct participation programs to 10% of such investor’s liquid net worth.

12.	Missouri— If I am a Missouri investor, my investment in the Company may not exceed 10% of my liquid net worth.
13.

Nebraska—Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth.  (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.)  Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

14.

New Jersey–If I am a New Jersey investor, I have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth

15.

New Mexico—If I am a New Mexico investor, my aggregate investment in the Company, its affiliates, and in other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

16.	North Dakota— If I am a North Dakota investor, I represent that, in addition to the stated net income and net worth standards, I have a net worth of at least ten times their investment in the Company.
17.

Ohio—If I am an Ohio investor, my aggregate investment in the Company, the Company’s affiliates and in other non-traded REIT programs may not exceed 10% of my liquid net worth.  “Liquid net worth” is defined as that portion of an investors net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

18.

Oregon—If I am an Oregon investor, my maximum investment in the Company and its affiliates may not exceed 10% of my liquid net worth.  “Liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents, and readily marketable securities.

19.	Tennessee— If I am a Tennessee investor, my investment in the Company may not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).

Due to minimum offering requirements, this offering is currently not available to residents of Arkansas, Pennsylvania or Washington. Special minimum offering amount requirements apply with respect to investors in the State of Kansas.

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, (iii) he or she is a U.S. citizen unless otherwise indicated, and (iv) the FATCA code entered on this form (if any) indicating that the payer is exempt from FATCA reporting is correct. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X

                                             Date

Signature of Investor

X

                                             Date

Signature of Joint Investor or, for

Qualified Plans, of Custodian

6.

BROKER-DEALER AND/OR REGISTERED INVESTMENT ADVISOR

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Hartman vREIT XXI, Inc.

_________________________________________              ________________________

Name of Registered Representative/Authorized Representative

CRD/IARD Number (if applicable)

____________________________________________________

 ____________________________

Signature of Registered Representative/Authorized Representative

 Rep ID

Registered Representative/Authorized Representative Office Address:

_______________________________________________________________________________________

Phone Number: _______________________________________    Facsimile Number: __________________

Email Address: _______________________________________

Name of Broker-Dealer/RIA: _____________________________________________   Branch ID: _________

For purchases with reduced selling commissions, please designate below:

☐    RIA purchase    ☐   Registered Representative purchase    ☐   Hartman employee or affiliate purchase

☐ Other (explain) _________________________________________________

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.

Kansas investors should follow the instructions in the Prospectus under “How to Subscribe.”

Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with the completed Subscription Agreement (with all signatures) to:

Great Lakes Fund Solutions, Inc.

500 Park Ave, Suite 114

Lake Villa, IL 60046

To contact us by phone, please call

1-800-880-2212 – Investor Relations

If this is a custodial investment, please mail completed, original Subscription Agreement (with all signatures) and any additional required documents to the Custodian. Custodian will forward to Hartman’s transfer agent, Great Lakes Fund Solutions, Inc. at the address noted above.  All personal checks are subject to a three (3) day holding period.

Wiring Instructions:

Bank Name: UMB Bank, N.A.

ABA No.: 101000695

Account No.: 98723234332

Account Name: UMB Bank Escrow Agent FBO Hartman vREIT XXI

Reference: [investor name]

Hartman vREIT XXI, Inc.